UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025 (November 1, 2025)

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

(302) 295-5783

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreements with Qnity Electronics, Inc.

Effective as of 12:03 a.m. on November 1, 2025 (the “Effective Time”), DuPont de Nemours, Inc., a Delaware corporation (the “Company”), completed the previously announced separation of the Company’s Electronics business, Qnity Electronics, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Qnity”), into a separate and independent public company (the “Separation”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Qnity’s common stock, par value $0.01 per share (the “Qnity Common Stock”), to holders of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), as of the close of business on October 22, 2025 (the “Distribution”).

As a result of the Distribution, as of the Effective Time, Qnity became an independent, publicly traded company, and DuPont has no ownership interest in Qnity.

In connection with the Separation, effective as of November 1, 2025, DuPont and/or certain of its affiliates entered into certain agreements with Qnity and/or certain of its affiliates, including each of the following:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Intellectual Property Cross-License Agreement;

•	Transition Services Agreement; and

•	Legacy Liabilities Assignment Agreement.

Separation and Distribution Agreement

The Company entered into a Separation and Distribution Agreement with Qnity, effective as of November 1, 2025 (the “Separation Agreement”), that sets forth, among other things, the agreements between the Company and Qnity regarding the principal transactions necessary to effect the Distribution. It also sets forth other agreements that govern certain aspects of the Company’s and Qnity’s ongoing relationship after the completion of the Distribution. The description of the Separation Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Tax Matters Agreement

The Company entered into a Tax Matters Agreement with Qnity, effective as of November 1, 2025 (the “Tax Matters Agreement”). The Tax Matters Agreement governs the Company’s and Qnity’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Employee Matters Agreement

The Company entered into an Employee Matters Agreement with Qnity, effective as of November 1, 2025 (the “Employee Matters Agreement”). The Employee Matters Agreement identifies employees and employee-related liabilities (and attributable assets) contractually allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to the Company and Qnity as part of the Distribution and describes when and how the relevant transfers and assignments occur or will occur. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Transition Services Agreements

The Company entered into Transition Services Agreements with Qnity, effective as of November 1, 2025 (the “Transition Services Agreements”). Pursuant to the Transition Services Agreements, the Company will provide certain transitional services to Qnity, and Qnity will provide certain transitional services to the Company. The description of the Transition Services Agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement under which the Company will provide transitional services to Qnity and attached hereto as Exhibit 10.3, which is incorporated by reference herein. The terms and conditions of the Transition Services Agreement under which Qnity will provide transitional services to the Company are on substantially similar terms as those set forth in Exhibit 10.3.

Intellectual Property Cross-License Agreement

The Company entered into an Intellectual Property Cross-License Agreement with Qnity, effective as of November 1, 2025 (the “IP Cross-License Agreement”). The IP Cross-License Agreement sets forth the terms and conditions pursuant to which the Company and Qnity may use, following the Distribution, certain patents, know-how (including trade secrets), copyrights and software contractually allocated to the other party under the Separation Agreement in the conduct of their respective businesses and natural evolutions thereof. The Company also licenses to Qnity certain engineering, safety, health and environmental standards that are contractually allocated to the Company under the Separation Agreement and used by Qnity’s businesses as of the Distribution. The description of the IP Cross-License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the IP Cross-License Agreement attached hereto as Exhibit 10.4, which is incorporated by reference herein.

Legacy Liabilities Assignment Agreement

The Company entered into an assignment agreement with Qnity, effective as of November 1, 2025 (the “Legacy Liabilities Assignment Agreement”). Pursuant to the Legacy Liabilities Assignment Agreement, (i)(A) the Applicable ElectronicsCo Percentage (as defined in the Separation Agreement) of any Legacy Liabilities (as defined in that certain Letter Agreement, dated as of June 1, 2019, by and between the Company (f/k/a DowDuPont Inc.) and Corteva, Inc. (the “Corteva Letter Agreement”)) and (B) the Applicable ElectronicsCo Percentage of any funding obligations of the Company under that certain Memorandum of Understanding, dated as of January 22, 2021, by and among the Company, Corteva, Inc., E. I. du Pont de Nemours and Company and The Chemours Company, including with respect to the funding of the escrow account thereunder, will be contractually allocated to Qnity (and for which Qnity will indemnify the Company), and (ii) Qnity will be bound by, and subject to, on a partially assigned basis, certain terms and conditions of the Corteva Letter Agreement, including the same limitations on Qnity’s ability to transfer to third parties or separate Qnity’s businesses and assets without assigning certain Legacy Liabilities contractually allocated to Qnity in connection with the Separation to such separated businesses and assets or transferees or meeting certain other alternative conditions, except that the value of the Minimum EBITDA (as defined in the Corteva Letter Agreement) will be an amount equal to (i) $2,500,000,000, multiplied by (ii) the Applicable ElectronicsCo Percentage. The description of the Legacy Liabilities Assignment Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Legacy Liabilities Assignment Agreement attached hereto as Exhibit 10.5, which is incorporated by reference herein. As a result of the Distribution and the Legacy Liabilities Assignment Agreement, in accordance with the terms and conditions of the Corteva Letter Agreement, the Minimum EBITDA (as defined in the Corteva Letter Agreement) in respect of DuPont is now equal to (i) $2,500,000,000, multiplied by (ii) that percentage equal to (A) 100%, minus (B) the Applicable ElectronicsCo Percentage (the “Applicable DuPont Percentage”). The Company will publicly disclose the numeric percentage of the Applicable DuPont Percentage and the resulting Minimum EBITDA in respect of DuPont once determined after the Distribution. The Legacy Liabilities Assignment Agreement does not modify, alter, amend or otherwise change any of the indemnification-related rights or obligations of the parties to the Corteva Letter Agreement.

Item 2.01	Completion of Material Acquisition or Disposition of Assets.

On November 1, 2025, the Company effected the Distribution and completed the Separation. Qnity Common Stock will commence “regular way” trading on the New York Stock Exchange under the symbol “Q” at the start of trading on November 3, 2025.

Prior to the commencement of trading on November 3, 2025, the stockholders of record of the Company as of the close of business on October 22, 2025, received one (1) share of Qnity Common Stock for every two (2) shares of Company Common Stock held by such stockholders as of the close of business on October 22, 2025. The Company did not issue fractional shares of Qnity Common Stock in the Distribution; the Company’s stockholders will receive cash in lieu of fractional shares.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

In connection with the Separation, each of Terrence R. Curtin, Kristina M. Johnson and Steven M. Sterin resigned from their positions as members of the Company’s Board of Directors (the “Board”), as well as their respective positions as members of various Committees thereof, in each case, effective as of the Effective Time. In addition, on November 1, 2025, the Board decreased its size from thirteen (13) members to ten (10) members.

Appointment and Resignation of Officers

Effective as of the completion of the Distribution, Edward D. Breen resigned from his position as the Executive Chairman of the Company. Mr. Breen will continue to serve as Chairman of the Board in a non-executive capacity.

Effective as of the completion of the Distribution, (i) Jon D. Kemp resigned from his position as the Company’s President of Electronics; and (ii) Michael Goss resigned from his position as the Company’s Vice President and Controller and principal accounting officer.

In connection with the foregoing officer resignations, the Board appointed (i) Jeroen Bloemhard as the Company’s President of Healthcare & Water Technologies; (ii) Beth Ferreira as the Company’s President of Diversified Industrials; and (iii) Madeleine Barber as the Company’s Vice President of Tax, Controller and Chief Accounting Officer.

Biographical information on each of Mr. Bloemhard, Ms. Ferreira and Ms. Barber is set forth below:

Name – Age	Present Position with Registrant	Year Elected to Current Office	Other Business Experience
Jeroen Bloemhard, 57	President of Healthcare & Water Technologies	2025	In 2018, and as part of the Dow DuPont merger, Mr. Bloemhard joined DuPont’s Transportation & Advanced Polymers business unit as the Global Vice President and General Manager for Performance Resins and was appointed as Chief Commercial Officer across DuPont’s Engineering Polymers and Performance Resins businesses in April 2019. From November 2022 to July 2023, Mr. Bloemhard served as the Chief Commercial Officer, Mobility & Materials, and later as Global Commercial VP – Industrial/Medical/Consumer, of Celanese. In January 2024, he was appointed to lead the global Water Solutions business as Vice President General Manager until assuming his current role as President.

Beth Ferreira, 52	President of Diversified Industrials	2025	Ms. Ferreira joined DuPont in July 2025 after serving as Chief Executive Officer of IMI Life Technology and Divisional Managing Director of IMI Precision Engineering at IMI plc (2020-2025). She also held multiple Group President roles for the Packaging, Polymers, and Fluids platforms at Illinois Tool Works-ITW (2014-2020) and multiple President and senior leadership roles at Belden (2008-2014). She began her career in commercial leadership at Ingersoll-Rand. Ms. Ferreira currently serves on the Board of Directors of SKF AB (2023-present).

Madeleine Barber, 62	Vice President of Tax, Controller and Chief Accounting Officer (principal accounting officer)	2025	Ms. Barber joined DuPont in June 2024 and served as the Project Management Leader (initially as an independent contractor and subsequently as an employee) for the separation of the Electronics business and subsequently the separation of the Aramids business. Since March 2023, Ms. Barber has also served as an Adjunct Professor of Law at Villanova University Charles Widger School of Law Graduate Tax Program. Prior to joining DuPont, Ms. Barber held a series of senior leadership roles at CBRE Group, Inc. from December 2016 to December 2022, including Deputy CFO, Chief Accounting & Tax Officer and Treasurer, Chief Tax & Treasury Officer and Chief Tax Officer. Before joining CBRE, Ms. Barber held a series of leadership roles at Tyco International Plc, from December 2004 to December 2016, including Senior Vice President and Chief Tax Officer. Prior to joining Tyco, Ms. Barber was a partner at KPMG and Arther Andersen, with 16 years of experience serving multinational clients across a broad range of industries.

None of Mr. Bloemhard, Ms. Ferreira and Ms. Barber have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. None of Mr. Bloemhard, Ms. Ferreira and Ms. Barber is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between any of such officers and any other person or the Company pursuant to which such officers were appointed to serve in his or her respective role.

Item 7.01	Regulation FD Disclosure.

On November 3, 2025, DuPont issued a press release announcing the completion of the Separation and the Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

Special Mandatory Redemption Event

On September 2, 2025, DuPont previously announced the commencement of its offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) its outstanding 4.725% Notes due 2028 (the “2028 Notes”), 5.319% Notes due 2038 (the “2038 Notes”) and 5.419% Notes due 2048 (the “2048 Notes”, and together with the 2038 Notes, the “Consent Notes”) for new notes to be issued by DuPont. On October 2, 2025, DuPont issued $1,584,398,000 aggregate principal amount of 4.725% Notes due 2028 (the “New 2028 Notes”), $225,963,000 aggregate principal amount of 5.319% Notes due 2038 (the “New 2038 Notes”) and $294,781,000 aggregate principal amount of 5.419% Notes due 2048 (the “New 2048 Notes” and, collectively with the New 2028 Notes and the New 2038 Notes, the “New Notes”) in connection with the Exchange Offers.

Upon the Effective Time, the special mandatory redemption event was triggered under each series of New Notes. As a result, DuPont is required to redeem $900,000,000 principal amount of the New 2028 Notes, $225,963,000 principal amount of the New 2038 Notes and $294,781,000 principal amount of the New 2048 Notes (collectively, the “Special Mandatory Redemption Notes”). Following the Effective Time, DuPont must promptly (but in no event later than November 17, 2025) inform holders of the New Notes that such New Notes will be redeemed on the redemption date set forth in such notice, which will be no later than 30 days from the notice date.

Consent Solicitation and Offer to Purchase

On November 3, 2025, DuPont entered into a transaction support agreement (the “Transaction Support Agreement”) with certain noteholders (the “Supporting Holders”) that beneficially own $649,403,000 (or approximately 83.90%) of the 2038 Notes and $1,117,709,000 (or approximately 60.25%) of the 2048 Notes, each issued pursuant to the Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. (n/k/a DuPont de Nemours, Inc.) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 28, 2018, by and between DowDuPont Inc. (n/k/a DuPont de Nemours, Inc.) and the Trustee (collectively, the “Indenture”). Pursuant to the Transaction Support Agreement, (i) DuPont has agreed to launch and the Supporting Holders have agreed to provide their consents with respect to their 2038 Notes and 2048 Notes (as applicable) in support of a solicitation of consents (the “Consent Solicitations”) with respect to the adoption of certain proposed amendments (the “Proposed Amendments”) to the Indenture governing the applicable series of 2038 Notes and 2048 Notes to expressly permit DuPont to consummate the Separation and the proposed sale of its aramids business, and (ii) DuPont has agreed to launch and the Supporting Holders have agreed to tender $1,029,267,000 aggregate principal amount of their 2048 Notes into a tender offer (the “Tender Offer”) to purchase for cash up to $739,256,000 aggregate principal amount of the 2048 Notes (the “Tender Cap”) at a purchase price equal to $1,000 per $1,000 aggregate principal amount of 2048 Notes plus accrued and unpaid interest (if any) thereon to, but excluding, the applicable settlement date of the Tender Offer.

The Consent Solicitation for each series of the Consent Notes is expected to expire at 5:00 p.m., New York City time, on November 7, 2025, unless extended by DuPont with respect to one or more such series of Consent Notes. In order to approve the Proposed Amendments with respect to a series of the Consent Notes, holders of such series of Consent Notes must have validly delivered (and not validly revoked) consents that, in the aggregate, represent at least majority in aggregate principal amount of such outstanding series of Consent Notes (the “Requisite Consents”), prior to the expiration of the applicable Consent Solicitation. Assuming all of the Supporting Holders participate in the Consent Solicitations as provided in the Transaction Support Agreement, DuPont will receive the Requisite Consents for the Proposed Amendments to the Indenture with respect to each series of the Consent Notes. Pursuant to terms and conditions set forth in the Transaction Support Agreement, the Supporting Holders that validly deliver (and do not withdraw) their consents in the Consent Solicitations will be entitled to a cash support fee paid pursuant to the Transaction Support Agreement. No separate consent fees or any other consideration shall be paid to holders who deliver consents in the Consent Solicitations that are not party to the Transaction Support Agreement.

The Tender Offer is currently set to expire on December 3, 2025 (as such time and date may be extended by DuPont, the “Tender Expiration Date”). Holders may withdraw their tendered 2048 Notes prior to or at, but not after, 5:00 p.m., New York City time, on November 17, 2025 (as such date and time may be extended by DuPont). Payment for the 2048 Notes that are validly tendered prior to or at the Tender Expiration Date and that are accepted for purchase by DuPont will be made on the final settlement date thereof (which is expected to be two (2) business days after the Tender Expiration Date), provided that DuPont reserves the right, in its sole discretion, to make early payment for 2048 Notes that are validly tendered prior to or at 5:00 p.m., New York City time, on November 17, 2025 (such date and time, as it may be extended by DuPont, the “Early Tender Date”) and that are accepted for purchase on the date referred to as the “Early Settlement Date” (which is expected to be two (2) business days after the Early Tender Date). 2048 Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other 2048 Notes validly tendered after the Early Tender Date (whether or not there is an Early Settlement Date). If the aggregate principal amount of 2048 Notes validly tendered in the Tender Offer exceeds the Tender Cap, the amount of such 2048 Notes purchased will be determined on a prorated basis pursuant to the terms of the Tender Offer. 2048 Notes tendered after the Early Tender Date but prior to or at the Expiration Date will be eligible for purchase, and subject to proration, only if and to the extent that the aggregate principal amount of 2048 Notes that are validly tendered and accepted for purchase as of the Early Tender Date is less than the Tender Cap. Assuming the Supporting Holders tender their 2048 Notes in the Tender Offer as required pursuant to the Transaction Support Agreement, DuPont expects that the Tender Offer will be oversubscribed, and that proration will be required, the amount of which will not be knowable until after the Early Tender Date or the Tender Expiration Date, as applicable.

Following successful consummation of the Tender Offer, repayment at maturity of DuPont’s 4.493% Notes due 2025 and payment for the Special Mandatory Redemption Notes, DuPont will have successfully achieved its intended post-Electronics separation capital structure by repaying approximately $4.0 billion aggregate principal amount of its senior notes, with total refinancing expenses of approximately $168 million (including estimated redemption premiums using October 28, 2025 rates, and excluding swap termination expenses). In light of the entry into the Transaction Support Agreement and the expected results of the Consent Solicitations and Tender Offer, DuPont no longer expects to redeem or otherwise repay any 2028 Notes or New 2028 Notes beyond the $900,000,000 aggregate principal amount of New 2028 Notes that will be redeemed pursuant to the special mandatory redemption provisions of such New 2028 Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

2.1*	Separation and Distribution Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.1*	Tax Matters Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.2*	Employee Matters Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.3*	Transition Services Agreement, effective as of November 1, 2025, by and between DuPont Specialty Products USA, LLC and EKC Advanced Electronics USA, LLC.

10.4*	Intellectual Property Cross-License Agreement, effective as of November 1, 2025, by and among DuPont de Nemours, Inc., Qnity Electronics, Inc., and certain of their respective affiliates.

10.5*	Legacy Liabilities Assignment Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

99.1	Press Release of DuPont de Nemours, Inc., dated November 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to (i) the ability to realize the intended benefits of the Separation and the Distribution, including achievement of the intended tax treatment; contractual allocation to, and assumption by, Qnity of certain liabilities, including certain legacy liabilities with respect to PFAS; the possibility of disputes, litigation or unanticipated costs in connection with the Separation and the Distribution; and DuPont’s success in achieving its intended post-Separation capital structure; (ii) the ability to timely effect, if at all, the announced sale of DuPont’s aramids business to TJC LP (the “Aramids Divestiture”) and the impact of the Aramids Divestiture on DuPont’s balance sheet, financial condition and future results of operations; (iii) risks and costs related to the impact of the arrangement to share future eligible PFAS costs by and among DuPont, Corteva, Inc. and The Chemours Company, including the outcome of pending or future litigation related to PFAS or PFOA, which includes personal injury claims and natural resource damages claims; the extent and cost of ongoing and potential future remediation obligations; and changes in laws and regulations applicable to PFAS chemicals; (iv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Separation, the Aramids Divestiture and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (v) risks and uncertainties that are outside the Company’s control but adversely impact the overall environment in which DuPont, its customers and/or its suppliers operate, including changes in economic, regulatory, international trade, geopolitical, military conflicts, capital markets and other external conditions, including pandemics and responsive actions, as well as natural and other disasters or weather-related events; (vi) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (vii) the risks and uncertainties associated with continuing or expanding trade disputes or restrictions and responsive actions, new or increased tariffs or export controls including on exports to China of U.S.-regulated products and technology; (viii) other risks to DuPont’s business and operations, including the risk of impairment; and (ix) other risk factors discussed in DuPont’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.

By:	/s/ Erik T. Hoover
Name:	Erik T. Hoover
Title:	Senior Vice President and General Counsel

Date: November 3, 2025